Exhibit 23
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to incorporation by reference in the Registration Statement on Form S-8 of The Solomon Page Group Ltd. and its subsidiary of our report dated December 6, 1996, except as to Note 15, for which the date is December 18, 1996, relating to the consolidated balance sheet of The Solomon Page Group Ltd. and its subsidiary as of September 30, 1996 and 1995, and the related consolidated statements of oeprations, stockholders' equity, and cash flows for each of the two fiscal years inthe period ended September 30, 1996 which report appears in the September 30, 1996 annual report of Form 10-KSB of the Solomon Page Group Ltd.

                                        /s/ Moore Stevens, P.C.
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                                            Moore Stevens, P.C.
                                            Certified Public Accountants


Cranford, New Jersey
December 27, 1996